UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
(RULE 14a-1)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
AETNA INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice Of Annual Meeting And Proxy Statement Available On AetNet

The following message is from Elease E. Wright, head of Human Resources:
Beginning today, employees who are Aetna shareholders through Aetna’s 401(k) Plan can access the definitive 2010 Aetna Inc. Notice of Annual Meeting and Proxy Statement and the 2009 Aetna Annual Report, Financial Report to Shareholders at www.aetna.com/proxymaterials. Employees who are shareholders but do not have e-mail or Internet access at work will receive copies of these materials at their mailing addresses. If you would like a paper copy, please call 1-800-237-4273.
Electronic Proxy Voting
The Proxy Statement is one of Aetna’s most important public documents. It includes information on Aetna’s Board of Directors and describes the proposals to be voted on at the Annual Meeting of Shareholders, which will be held on Friday, May 21, 2010, at the Atlanta Marriott Marquis Hotel in Atlanta, Georgia. This week, Broadridge Financial Solutions, the distribution agent for the trustee of Aetna’s 401(k) Plan, will e-mail voting instructions to active employees who hold Aetna stock through this plan.
All employees who held Aetna stock through the Aetna 401(k) Plan at the close of business on March 19, 2010, are encouraged to inform themselves of the issues being voted on and to exercise their right to vote by Internet or by telephone. The shares held in the Aetna 401(k) Plan are voted by the trustee of the Aetna 401(k) Plan in proportion to the votes the trustee receives from Aetna shareholders with respect to the shares they own through the Aetna 401(k) Plan. Employees’ individual voting instructions are strictly confidential and are not disclosed to Aetna. Employee shareholders who would like to attend the annual meeting will be asked to provide photo identification (Aetna ID badge) before being admitted.
Annual Report
The theme of our online Annual Report is “Creating Value, Shaping the Future.” The report will highlight how Aetna and its employees create value for customers and members through our disease management programs, innovative products, service and technology. To make maximum use of technology, we are featuring video testimonials from our constituents about how we create value for them.
In addition to the marketing content, the Annual Report will feature the Chairman’s Letter, Financial Highlights, our Board and Management and Awards and Recognitions.
You can view the Annual Report at: www.aetna.com/2009annualreport.
I encourage you to read these materials.